EXHIBIT 3

                       ECI TELECOM LTD.
                     INTERIM CONSOLIDATED
                     FINANCIAL STATEMENTS
                          (UNAUDITED)
                   AS OF SEPTEMBER 30, 2004

                                                                ECI Telecom Ltd.

CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2004
--------------------------------------------------------------------------------

CONTENTS

                                                                            PAGE


Consolidated Balance Sheets                                                    2


Consolidated Statements of Operations                                          3


Consolidated Statements of Comprehensive Income (Loss)                         4


Consolidated Statements of Changes in Shareholders' Equity                     5


Consolidated Statements of Cash Flows                                          8


Condensed Notes to the Interim Consolidated Financial Statements              11

CONSOLIDATED BALANCE SHEETS AS OF
--------------------------------------------------------------------------------

                                                   SEPTEMBER 30      DECEMBER 31
                                                           2004             2003
                                                 --------------   --------------
                                                    (UNAUDITED)        (AUDITED)
                                                 --------------   --------------
                                                 $ IN THOUSANDS   $ IN THOUSANDS
                                                 --------------   --------------

ASSETS

CURRENT ASSETS
Cash and cash equivalents                                60,126         126,411
Short-term investments                                   27,094          33,939
Receivables:
 Trade                                                  142,062         136,799
 Other                                                   18,180          14,175
Prepaid expenses                                          6,448           5,255
Work in progress                                          5,777           3,323
Inventories                                             175,969         116,883
Assets - discontinued operations                             --         100,743
                                                 --------------   --------------

TOTAL CURRENT ASSETS                                    435,656         537,528
                                                 --------------   --------------

LONG-TERM RECEIVABLES AND RELATED DEPOSITS, NET          97,165         106,645
                                                 --------------   --------------

LONG-TERM DEPOSIT AND MARKETABLE SECURITIES             123,437          59,199
                                                 --------------   --------------

INVESTMENTS                                              26,746          28,916
                                                 --------------   --------------

PROPERTY, PLANT AND EQUIPMENT
Cost                                                    258,982         271,048
Less - Accumulated depreciation                         140,634         151,991
                                                 --------------   --------------

                                                        118,348         119,057
                                                 --------------   --------------

SOFTWARE DEVELOPMENT COSTS, NET                          15,880          16,289
                                                 --------------   --------------

GOODWILL AND OTHER INTANGIBLE ASSETS, NET                 1,092           1,130
                                                 --------------   --------------

OTHER ASSETS                                              9,006           8,801
                                                 --------------   --------------

TOTAL ASSETS                                            827,330         877,565
                                                 ==============   ==============


/s/ Doron Inbar                              President, Chief Executive Officer
--------------------------------------
Doron Inbar

/s/ Giora Bitan                              Executive Vice President,
--------------------------------------       Chief Financial Officer
Giora Bitan

December 15, 2004

                                                                ECI Telecom Ltd.

--------------------------------------------------------------------------------

                                                  SEPTEMBER 30      DECEMBER 31
                                                          2004             2003
                                                --------------   --------------
                                                   (UNAUDITED)        (AUDITED)
                                                --------------   --------------
                                                $ IN THOUSANDS   $ IN THOUSANDS
                                                --------------   --------------

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Short-term loans and current maturities of
 long-term debts                                       30,101            30,000
Trade payables                                         81,495            51,004
Other payables and accrued liabilities                125,267           100,439
Liabilities - discontinued operations                      --            60,594
                                                --------------   --------------

TOTAL CURRENT LIABILITIES                             236,863           242,037
                                                --------------   --------------

LONG-TERM LIABILITIES

Banks loans                                             7,500            30,000
Other liabilities                                       2,505             6,015
Liability for employee severance benefits, net         25,749            26,227
                                                --------------   --------------

TOTAL LONG-TERM LIABILITIES                            35,754            62,242
                                                --------------   --------------

TOTAL LIABILITIES                                     272,617           304,279
                                                --------------   --------------

MINORITY INTEREST                                       4,116             3,781
                                                --------------   --------------

SHAREHOLDERS' EQUITY
Ordinary shares NIS 0.12 par value per share,
 Authorized 200,000,000 shares; Issued and
 outstanding 107,955,370 shares as at
 September 30, 2003, 108,038,063 as at
 December 31, 2003 and 108,891,658 as at
 September 30, 2004                                     6,186             6,163
Capital surplus                                       641,201           662,903
Accumulated other comprehensive loss                   (3,885)           (5,393)
Accumulated deficit                                   (92,905)          (94,168)
                                                --------------   --------------

TOTAL SHAREHOLDERS' EQUITY                            550,597           569,505
                                                --------------   --------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            827,330          877,565
                                                ==============   ==============

*     Restated - see Note 2(D).

The accompanying notes are an integral part of these interim financial statements.

                                                                ECI Telecom Ltd.

CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                           NINE MONTHS ENDED                   THREE MONTHS ENDED                 YEAR ENDED
                                     --------------------------------     --------------------------------    --------------
                                       SEPTEMBER 30      SEPTEMBER 30       SEPTEMBER 30      SEPTEMBER 30       DECEMBER 31
                                               2004           (*)2003               2004           (*)2003           (*)2003
                                     --------------    --------------     --------------    --------------    --------------
                                        (UNAUDITED)       (UNAUDITED)        (UNAUDITED)       (UNAUDITED)         (AUDITED)
                                     --------------    --------------     --------------    --------------    --------------
                                     $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS    $ IN THOUSANDS    $ IN THOUSANDS
                                     --------------    --------------     --------------    --------------    --------------
Revenues                                   357,028           289,508            128,476            94,529           392,567
Cost of revenues                           215,902           176,977             77,249            56,751           239,298
                                     --------------    --------------     --------------    --------------    --------------
GROSS PROFIT                               141,126           112,531             51,227            37,778           153,269
Research and development
 costs, net                                 47,701            47,186             15,593            16,313            62,041
Selling and marketing expenses              56,919            54,623             19,525            18,671            73,643
General and administrative
 expenses                                   25,815            31,947              8,979             8,106            38,956
Amortization of acquisition -
 related intangible assets                      --             1,503                 --               270             1,773
Impairment of assets                           696               667                696                --               667
Restructuring expenses                       2,585             6,532                 --             2,091             8,394
                                     --------------    --------------     --------------    --------------    --------------
OPERATING INCOME (LOSS)                      7,410           (29,927)             6,434            (7,673)          (32,205)
Financial expenses                          (4,802)           (6,155)            (1,017)           (1,066)           (8,534)
Financial income                             6,314             5,325              1,742             1,704             7,791
Other income (expenses), net                 1,037            (4,874)             1,350               119            (5,376)
                                     --------------    --------------     --------------    --------------    --------------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS BEFORE TAXES
 ON INCOME                                   9,959           (35,631)             8,509            (6,916)          (38,324)
Taxes on income                             (1,333)           (1,394)              (480)             (391)           (2,141)
                                     --------------    --------------     --------------    --------------    --------------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS AFTER TAXES ON INCOME            8,626           (37,025)             8,029            (7,307)          (40,465)
Company's equity in results of
 investee companies, net                    (3,125)           (1,627)            (1,720)             (280)           (4,334)
Minority interest in results of
 subsidiaries - net                           (335)              710               (293)             (349)               76
                                     --------------    --------------     --------------    --------------    --------------
INCOME (LOSS) FROM
 CONTINUING OPERATIONS                       5,166           (37,942)             6,016            (7,936)          (44,723)
Loss from discontinued
 operation, net                             (3,903)          (19,508)                --            (6,716)          (26,317)
                                     --------------    --------------     --------------    --------------    --------------
INCOME (LOSS) FOR THE PERIOD                 1,263           (57,450)             6,016           (14,652)          (71,040)
                                     ==============    ==============     ==============    ==============    ==============

EARNINGS (LOSS) PER SHARE
 IN US$
Basic earnings (loss) per share:
Continuing operations                         0.05             (0.35)              0.06             (0.07)            (0.41)
Discontinued operations                      (0.04)            (0.18)                --             (0.06)            (0.24)
                                     --------------    --------------     --------------    --------------    --------------
Net earnings (loss) per share                 0.01             (0.53)              0.06             (0.14)            (0.66)
                                     ==============    ==============     ==============    ==============    ==============
Weighted average number of
 shares outstanding used to
 compute basic earnings (loss)
 per share - in thousands                  108,387           107,775            108,671           107,943           107,831
                                     ==============    ==============     ==============    ==============    ==============
Diluted earnings (loss) per share:
Continuing operation                          0.04             (0.35)              0.05             (0.07)            (0.41)
Discontinuing operations                     (0.03)            (0.18)                --             (0.06)            (0.24)
                                     --------------    --------------     --------------    --------------    --------------
Net earnings (loss) per share                 0.01             (0.53)              0.05             (0.14)            (0.66)
                                     ==============    ==============     ==============    ==============    ==============
Weighted average number of
 shares outstanding used to
 compute diluted earnings (loss)
 per share - in thousands                  116,305           107,775            116,463           107,943           107,831
                                     ==============    ==============     ==============    ==============    ==============

(*) Reclassified as a result of discontinued operation - see Note 8.

The accompanying notes are an integral part of these interim financial statements.

                                                                ECI Telecom Ltd.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
--------------------------------------------------------------------------------

                                           NINE MONTHS ENDED                   THREE MONTHS ENDED                 YEAR ENDED
                                     --------------------------------     --------------------------------    --------------
                                       SEPTEMBER 30      SEPTEMBER 30       SEPTEMBER 30      SEPTEMBER 30       DECEMBER 31
                                               2004              2003               2004              2003              2003
                                     --------------    --------------     --------------    --------------    --------------
                                        (UNAUDITED)       (UNAUDITED)        (UNAUDITED)       (UNAUDITED)         (AUDITED)
                                     --------------    --------------     --------------    --------------    --------------
                                     $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS    $ IN THOUSANDS    $ IN THOUSANDS
                                     --------------    --------------     --------------    --------------    --------------
Net income (loss) for
 the period                                  1,263           (57,450)             6,016           (14,652)          (71,040)

Other comprehensive income (loss):

Changes in the fair value of
 financial instruments                       4,784              (448)            (1,203)           (2,104)           (4,843)
Realization of gain on
 available for sale
 securities                                 (1,282)               --                 --                --                --
Unrealized holding gain
 (loss) on available for sale
 securities arising during
 the period, net                            (1,994)               --             (1,994)               --             1,282
                                     --------------    --------------     --------------    --------------    --------------

Total other comprehensive
 income (loss)                               1,508              (448)            (3,197)           (2,104)           (3,561)
                                     --------------    --------------     --------------    --------------    --------------

COMPREHENSIVE INCOME
 (LOSS)                                      2,771           (57,898)             2,819           (16,756)          (74,601)
                                     ==============    ==============     ==============    ==============    ==============

The accompanying notes are an integral part of these interim financial statements.

                                                                ECI Telecom Ltd.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                                                                  ACCUMULATED
                                       NUMBER                                           OTHER                           TOTAL
                                           OF           SHARE         CAPITAL   COMPREHENSIVE     ACCUMULATED   SHAREHOLDERS'
                                       SHARES         CAPITAL         SURPLUS   INCOME (LOSS)         DEFICIT          EQUITY
                                -------------   -------------   -------------   -------------   -------------   -------------
                                                           $ IN THOUSANDS EXCEPT SHARE AMOUNTS
                                ---------------------------------------------------------------------------------------------
BALANCE AT JANUARY 1,
 2004 (AUDITED)                  108,038,063           6,163         662,903          (5,393)        (94,168)        569,505

Unaudited
---------

Net income for the nine
 months ended
 September 30, 2004                       --              --              --              --           1,263           1,263
Employee stock options
 exercised and paid, net             853,595              23           1,512              --              --           1,535
Amortization of deferred
 compensation expenses                    --              --           1,562              --              --           1,562
Net unrealized loss on
 available for sale securities            --              --              --          (1,994)             --          (1,994)
Realization of gain on
 available for sale securities            --              --              --          (1,282)             --          (1,282)
Changes in the fair value
 of financial instruments                 --              --              --           4,784              --           4,784
Distribution of shares in a
 subsidiary as dividend in
 kind (see Note 6(A))                     --              --         (24,776)             --              --         (24,776)
                                -------------   -------------   -------------   -------------   -------------   -------------

BALANCE AT SEPTEMBER 30,
 2004 (UNAUDITED)                108,891,658           6,186         641,201          (3,885)        (92,905)        550,597
                                =============   =============   =============   =============   =============   =============

Balance at January 1,
 2003 (audited)                  107,512,612           6,152         658,425          (1,832)       *(23,128)        639,617

Unaudited
---------

Net loss for the nine
months ended
 September 30, 2003                       --              --              --              --         (57,450)        (57,450)
Shares issuance to
 employees                           424,633               8             647              --              --             655
Employee stock options
 exercised and paid, net              18,125              --              57              --              --              57
Amortization of deferred
 compensation expenses                    --              --           2,379              --              --           2,379
Changes in the fair value
 of financial instruments                 --              --              --            (448)             --            (448)
                                -------------   -------------   -------------   -------------   -------------   -------------

Balance at September 30
 2003 (unaudited)                107,955,370           6,160         661,508          (2,280)        (80,578)        584,810
                                =============   =============   =============   =============   =============   =============

*  Restated - see Note 2(D).

                                                                ECI Telecom Ltd.

--------------------------------------------------------------------------------

                                                                                  ACCUMULATED
                                       NUMBER                                           OTHER                           TOTAL
                                           OF           SHARE         CAPITAL   COMPREHENSIVE     ACCUMULATED   SHAREHOLDERS'
                                       SHARES         CAPITAL         SURPLUS   INCOME (LOSS)         DEFICIT          EQUITY
                                -------------   -------------   -------------   -------------   -------------   -------------
                                                           $ IN THOUSANDS EXCEPT SHARE AMOUNTS
                                ---------------------------------------------------------------------------------------------
BALANCE AT JULY 1, 2004
 (UNAUDITED)                     108,445,005           6,174         640,217            (688)        (98,921)        546,782

Unaudited
---------

Net income for the three
 months ended
 September 30, 2004                       --              --              --              --           6,016           6,016
Employee stock options
 exercised and paid, net             446,653              12             842              --              --             854
Amortization of deferred
 compensation expenses                    --              --             142              --              --             142
Net unrealized loss on
 available for sale                       --              --              --          (1,994)             --          (1,994)
securities
Changes in the fair value
 of financial instruments                 --              --              --          (1,203)             --          (1,203)
                                -------------   -------------   -------------   -------------   -------------   -------------

BALANCE AT SEPTEMBER
 SEPTEMBER 30, 2004              108,891,658           6,186         641,201          (3,885)        (92,905)        550,597
                                =============   =============   =============   =============   =============   =============

Balance at July 1, 2003
 (unaudited)                     107,937,245           6,160         660,261            (176)       *(65,926)        600,319

Unaudited
---------

Net loss for the three
 months ended
 September 30, 2003                       --              --              --              --         (14,652)        (14,652)
Employee stock options
 exercised and paid, net              18,125              --              57              --              --              57
Amortization of deferred
 compensation expenses                    --              --           1,190              --              --           1,190
Changes in the fair value
 of financial instruments                 --              --              --          (2,104)             --          (2,104)
                                -------------   -------------   -------------   -------------   -------------   -------------

Balance at September 30,
 2003 (unaudited)                107,955,370           6,160         661,508          (2,280)        (80,578)        584,810
                                =============   =============   =============   =============   =============   =============

*  Restated - see Note 2(D).

                                                                ECI Telecom Ltd.

--------------------------------------------------------------------------------

                                                                                  ACCUMULATED
                                       NUMBER                                           OTHER                           TOTAL
                                           OF           SHARE         CAPITAL   COMPREHENSIVE     ACCUMULATED   SHAREHOLDERS'
                                       SHARES         CAPITAL         SURPLUS   INCOME (LOSS)         DEFICIT          EQUITY
                                -------------   -------------   -------------   -------------   -------------   -------------
                                                           $ IN THOUSANDS EXCEPT SHARE AMOUNTS
                                ---------------------------------------------------------------------------------------------
Balance at
 January 1, 2003 (Audited)       107,512,612           6,152         658,425          (1,832)       *(23,128)        639,617

Audited
-------

Net loss for the year ended
 December 31, 2003                        --              --              --              --         (71,040)        (71,040)
Employee stock options
 exercised and paid, net             100,818               3             263              --              --             266
Share issuance to
 employees                           424,633               8             647              --              --             655
Amortization of deferred
 compensation expenses                    --              --           3,568              --              --           3,568
Changes in the fair value
 of financial instruments                 --              --              --          (4,843)             --          (4,843)
Net unrealized gain on
 available for sale
 securities                               --              --              --           1,282              --           1,282
                                -------------   -------------   -------------   -------------   -------------   -------------

Balance at December 31,
 2003 (Audited)                  108,038,063           6,163         662,903          (5,393)        (94,168)        569,505
                                =============   =============   =============   =============   =============   =============

*  Restated - see Note 2(D).

The accompanying notes are an integral part of these interim financial statements.

                                                                ECI Telecom Ltd.

CONSOLIDATED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                           NINE MONTHS ENDED                   THREE MONTHS ENDED                 YEAR ENDED
                                     --------------------------------     --------------------------------    --------------
                                       SEPTEMBER 30      SEPTEMBER 30       SEPTEMBER 30      SEPTEMBER 30       DECEMBER 31
                                               2004              2003               2004              2003              2003
                                     --------------    --------------     --------------    --------------    --------------
                                        (UNAUDITED)       (UNAUDITED)        (UNAUDITED)       (UNAUDITED)         (AUDITED)
                                     --------------    --------------     --------------    --------------    --------------
                                     $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS    $ IN THOUSANDS    $ IN THOUSANDS
                                     --------------    --------------     --------------    --------------    --------------
CASH FLOWS FOR OPERATING
ACTIVITIES

Income (loss) for the period                 1,263           (57,450)             6,016           (14,652)          (71,040)

ADJUSTMENTS TO RECONCILE
 INCOME (LOSS) TO CASH PROVIDED
 BY OPERATING ACTIVITIES:

Depreciation and amortization               26,463            31,521              7,813             9,962            41,622
Amortization of deferred
 compensation (including
 subsidiaries)                               1,562             2,378                142             1,189             3,568
Loss (gain) on sale of property
 and equipment                                (542)              431               (120)               59             1,362
Impairment of assets                           696             6,686                696                --             6,686
Capital losses, net                          4,175             4,772                102                10             4,862
Capital gain from sale of
 an operation                              (24,186)               --                 --                --                --
Other - net (mainly deferred taxes)            745             6,899               (321)              249             7,066
Company's equity in results of
 investee companies                          3,125             1,627              1,720               280             4,334
Minority interest in net results
 of subsidiaries                               167           (12,810)               293            (4,417)          (16,956)
Loss (gain) from marketable
 securities                                    698              (334)              (610)             (282)             (111)
Decrease in trade receivables
 (including non-current maturities
 of bank deposits and trade
 receivables)                               13,031            66,816            (10,740)           18,214            69,069
Decrease (increase) in other
 receivables                                 3,708             1,854             (4,643)            1,741             9,531
Decrease (increase) in prepaid
 expenses                                   (1,413)              (69)            (1,811)              774            (1,410)
Decrease (increase) in work
 in progress                                 4,721            (1,319)            (1,150)              785             3,192
Decrease (increase) in inventories         (57,914)           25,322            (13,364)           13,422            24,149
Increase in trade payables                  27,117             4,220              8,157             4,916            14,413
Increase (decrease) in other payable
 and accrued liabilities                    16,532           (16,849)            13,220            (7,707)          (23,500)
Decrease in other long-term
 liabilities                                (3,510)           (2,254)            (3,502)           (2,118)           (2,364)
Increase (decrease) in liability
 for employee severance benefits
 net                                          (542)            1,589              1,536            (1,051)              537
                                     --------------    --------------     --------------    --------------    --------------

NET CASH PROVIDED BY OPERATING
 ACTIVITIES                                 15,895            63,030              3,433            21,374            75,010
                                     ==============    ==============     ==============    ==============    ==============

The accompanying notes are an integral part of these interim financial statements.

                                                                ECI Telecom Ltd.

--------------------------------------------------------------------------------

                                           NINE MONTHS ENDED                   THREE MONTHS ENDED                 YEAR ENDED
                                     --------------------------------     --------------------------------    --------------
                                       SEPTEMBER 30      SEPTEMBER 30       SEPTEMBER 30      SEPTEMBER 30       DECEMBER 31
                                               2004              2003               2004              2003              2003
                                     --------------    --------------     --------------    --------------    --------------
                                        (UNAUDITED)       (UNAUDITED)        (UNAUDITED)       (UNAUDITED)         (AUDITED)
                                     --------------    --------------     --------------    --------------    --------------
                                     $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS    $ IN THOUSANDS    $ IN THOUSANDS
                                     --------------    --------------     --------------    --------------    --------------
CASH FLOWS FOR
 INVESTING ACTIVITIES
Investments in deposits, net                 2,859            (19,571)             (113)           (9,657)           (22,563)
Software development
 costs capitalized                          (9,080)            (8,719)           (2,974)           (2,855)           (11,364)
Investment in property, plant
 and equipment                             (18,155)            (7,025)           (3,289)           (3,505)           (11,347)
Proceeds from sale of
 property, plant and equipment               1,218                706               208               218                878
Investment in
 investee companies                         (1,153)              (203)             (508)             (113)              (203)
Investment in marketable
 securities                                (50,310)           (49,809)            4,430           (43,442)           (80,317)
Purchase of technology                          --               (869)               --                --               (869)
Proceeds from realization of
 consolidated subsidiary and
 operations (see Note A)                    35,000              9,100                --                --              9,100
                                     --------------    --------------     --------------    --------------    --------------
NET CASH USED IN INVESTING
 ACTIVITIES                                (39,621)           (76,390)           (2,246)          (59,354)          (116,685)
                                     --------------    --------------     --------------    --------------    --------------

CASH FLOWS FOR FINANCING
 ACTIVITIES
Repayment of loans from
 banks                                     (22,500)          (100,000)               --                --           (100,000)
Increase (decrease) in short
 term credit, net                              101            (70,012)                1                --            (70,012)
Proceeds from share
 issuance                                    1,535                712               854                57                921
Exercise of employee stock
 options in a subsidiary                       120                 --                --                --                 --
Disposition of a consolidated
 subsidiary as a dividend in
 kind (see Note B)                         (39,981)                --                --                --                 --
                                     --------------    --------------     --------------    --------------    --------------
NET CASH PROVIDED BY (USED
 IN) FINANCING ACTIVITIES                  (60,725)          (169,300)              855                57           (169,091)
                                     --------------    --------------     --------------    --------------    --------------

Effect of change in
 exchange rate on cash                        (798)              (682)              193              (198)              (508)
                                     --------------    --------------     --------------    --------------    --------------
NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                 (85,249)          (183,342)            2,235           (38,121)          (211,274)
CASH AND CASH EQUIVALENTS
 AT BEGINNING OF PERIOD                   *145,375            356,649            57,891           211,428            356,649
                                     --------------    --------------     --------------    --------------    --------------

CASH AND CASH EQUIVALENTS
 AT END OF PERIOD                           60,126            173,307            60,126           173,307           *145,375
                                     ==============    ==============     ==============    ==============    ==============

*  Includes $18,964 thousand related to discontinued operations.

The accompanying notes are an integral part of the financial statements.

                                                                ECI Telecom Ltd.

--------------------------------------------------------------------------------

A.    PROCEEDS FROM REALIZATION OF CONSOLIDATED SUBSIDIARY AND OPERATIONS

A breakdown of the book value of the assets and liabilities of a subsidiary and operations that were sold is as follows:

                                           NINE MONTHS ENDED                            THREE MONTHS ENDED        YEAR ENDED
                                     --------------------------------     --------------------------------    --------------
                                       SEPTEMBER 30      SEPTEMBER 30       SEPTEMBER 30      SEPTEMBER 30       DECEMBER 31
                                               2004              2003               2004              2003              2003
                                     --------------    --------------     --------------    --------------    --------------
                                        (UNAUDITED)       (UNAUDITED)        (UNAUDITED)       (UNAUDITED)         (AUDITED)
                                     --------------    --------------     --------------    --------------    --------------
                                     $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS    $ IN THOUSANDS    $ IN THOUSANDS
                                     --------------    --------------     --------------    --------------    --------------
Net current assets
 (other than cash)                           8,831              8,257                --                --              8,257
Property, plant, equipment
 and other assets, net                       1,983                843                --                --                843
Capital gain                                24,186                 --                --                --                 --
                                     --------------    --------------     --------------    --------------    --------------

                                            35,000              9,100                --                --              9,100
                                     ==============    ==============     ==============    ==============    ==============

B.    DISPOSITION OF A CONSOLIDATED SUBSIDIARY AS DIVIDEND IN KIND:

                                           NINE MONTHS ENDED                            THREE MONTHS ENDED        YEAR ENDED
                                     --------------------------------     --------------------------------    --------------
                                       SEPTEMBER 30      SEPTEMBER 30       SEPTEMBER 30      SEPTEMBER 30       DECEMBER 31
                                               2004              2003               2004              2003              2003
                                     --------------    --------------     --------------    --------------    --------------
                                        (UNAUDITED)       (UNAUDITED)        (UNAUDITED)       (UNAUDITED)         (AUDITED)
                                     --------------    --------------     --------------    --------------    --------------
                                     $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS    $ IN THOUSANDS    $ IN THOUSANDS
                                     --------------    --------------     --------------    --------------    --------------
Working capital (other than
 cash)                                      15,471                 --                --                --                 --
Short-term investments                     (10,822)                --                --                --                 --
Property, plant and
 equipment, net                              4,175                 --                --                --                 --
Long-term deposits and
 marketable securities                       5,494                 --                --                --                 --
Goodwill and other assets                   10,942                 --                --                --                 --
Long-term liabilities                         (309)                --                --                --                 --
Minority interest                          (36,475)                --                --                --                 --
Capital surplus                            (24,776)                --                --                --                 --
Loss from disposition                       (3,681)                --                --                --                 --
                                     --------------    --------------     --------------    --------------    --------------

                                           (39,981)                --                --                --                 --
                                     ==============    ==============     ==============    ==============    ==============

C.    NON CASH ACTIVITIES

Sale of fixed assets in
 return for shares in
 investee company                               --              1,053                --             1,053              1,053
                                     ==============    ==============     ==============    ==============    ==============

The accompanying notes are an integral part of these interim financial statements.

                                                                ECI Telecom Ltd.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - BASIS OF PRESENTATION

      The accompanying unaudited consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management, are necessary to present fairly, the financial information included therein. It is suggested that these financial statements be read in conjunction with the audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2003. Results for the interim periods presented are not necessarily indicative of the results to be expected for the full year.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

      A. The accounting policies applied in the preparation of these interim consolidated financial statements are identical with those applied in the preparation of the latest annual consolidated financial statements.

      B. Certain amounts in prior years' financial statements have been reclassified to conform to the current year's presentation. See also
            Note 8.

      C. In December 2002, the Company entered into a transaction pursuant to which it transferred the VOIP and other activities, including certain related net assets with a book value of $ 19.6 million, of the business NGTS, plus $10 million in cash, to NexVerse Networks, in exchange for approximately 43% (fully diluted 36%) of the shares of NexVerse. The name of the Company resulting from this transaction was changed to Veraz Networks and ECI's investment in Veraz is being accounted for by the equity method and was initially recorded at the amount of $ 29.6 million.

            During 2003 a third party valuation commissioned by Veraz was finalized, which evaluated among other things, the fair value of the shares transferred to ECI as of December 31, 2002. The valuation indicated that the fair market value as of December 31, 2002 of the Veraz shares held by ECI to be $ 22.8 million. Due to the fact that the value of the shares received by ECI was less than the value of the assets transferred, ECI reduced its investment in Veraz by $ 6.8 million, resulting in an additional charge to earnings in 2002.

NOTE 3 - FINANCIAL STATEMENTS DENOMINATED IN U.S. DOLLARS

      The interim consolidated financial statements have been prepared in accordance with US GAAP on the basis of historical cost convention and denominated in U.S. dollars.

                                                                ECI Telecom Ltd.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 4 - INVENTORIES

      CONSIST OF THE FOLLOWING:
                                                  SEPTEMBER 30       DECEMBER 31
                                                          2004              2003
                                                --------------    --------------
                                                $ IN THOUSANDS    $ IN THOUSANDS
                                                --------------    --------------

      Raw materials and components                     68,589            44,142
      Work in process                                  20,053            21,419
      Finished products                                87,327            51,322
                                                --------------    --------------

                                                      175,969           116,883
                                                ==============    ==============

NOTE 5 - SHAREHOLDERS' EQUITY

      1.    SHARE INCENTIVE AND STOCK OPTION PLAN

      A.    Stock options under the ECI Plans are as follows:

                                                                           NINE MONTHS
                                                                                 ENDED         YEAR ENDED
                                                                      ----------------   ----------------
                                                                          SEPTEMBER 30        DECEMBER 31
                                                                                  2004               2003
                                                                      ----------------   ----------------
                                                                      NUMBER OF SHARES   NUMBER OF SHARES
                                                                      ----------------   ----------------
      Total number authorized at beginning of period                       29,760,700        26,760,700
      Increase in number authorized during period                                  --         3,000,000
      Options unexercised at beginning of period                          (19,067,545)      (12,349,747)
      Exercised till beginning of period                                   (2,129,800)       (2,028,982)
      Granted during period (*)                                            (3,958,707)      (10,523,271)
      Cancelled during period                                               1,985,310         3,704,655
                                                                      ----------------   ----------------
      Authorized for future grant at end of period                          6,589,958         8,563,355
                                                                      ================   ================

      Exercised during the period **                                          853,595           100,818
                                                                      ================   ================

      **Average price of options exercised during period (in US$)                1.80              2.62
                                                                      ================   ================

      Options unexercised at end of period                                 20,187,347        19,067,545
                                                                      ================   ================

      Options may be exercised as follows (1):
      First year or thereafter                                             17,111,442        16,540,199
      Second year or thereafter                                             1,387,959         1,911,858
      Third year or thereafter                                              1,687,946           615,488
                                                                      ----------------   ----------------

                                                                           20,187,347        19,067,545
                                                                      ================   ================

      (*) Including grants as a result of distribution of ECtel's shares (see
          Note 6).

                                                                ECI Telecom Ltd.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5- SHAREHOLDERS' EQUITY (CONT'D)

      1.    SHARE INCENTIVE AND STOCK OPTION PLAN (CONT'D)

      B. To be paid in ILS based on the rate of exchange of the dollar on the date of payment as follows:

                                              SEPTEMBER 30        DECEMBER 31
                                                      2004               2003
                                          ----------------   ----------------
            DOLLARS PER SHARE*            NUMBER OF SHARES   NUMBER OF SHARES
                                          ----------------   ----------------

            Zero                                2,645,561         2,942,728
            1.26 - 3.04                         2,331,219         2,587,619
            3.11                                4,944,660         5,124,326
            3.12 - 6.91                         3,967,767           598,334
            13.76 - 20.76                         826,274         1,134,842
            23.76 - 26.14                         173,500           183,500
            26.42                               3,250,322         3,985,054
            27.27 - 29.29                       1,403,594         1,792,292
            29.76 - 39.76                         644,450           718,850
                                          ----------------   ----------------

                                               20,187,347        19,067,545
                                          ================   ================

            * The dollas per share exercise range figures were adjusted as a result of distribution of ECtel's shares (see Note 6).

      2.    FAIR VALUE METHOD

      A. In October 1995 the Financial Accounting Standards Board (FASB) issued SFAS 123 "Accounting for Stock-based Compensation" which establishes financial accounting and reporting standards for stock-based compensation plans. The statement defines a fair value based method of accounting for an employee stock option.

            As required by SFAS 123, the Company has determined the weighted average fair value of stock-based arrangements grants during the reporting period to be $ 3.51. The fair values of stock based compensation awards granted were estimated using the "Black - Scholes" option pricing model with the following assumptions.

                                                              OPTION           EXPECTED          RISK FREE
                                                                TERM         VOLATILITY      INTEREST RATE
                                                       -------------      -------------      -------------

            PERIOD OF GRANT                                     TERM         VOLATILITY      INTEREST RATE
            ---------------                            -------------      -------------      -------------
            Nine months ended September 30, 2004                  5               70.0                2.0%
            Nine months ended September 30, 2003                  5               70.0                1.0%
            Three months ended September 30, 2004                 5               70.0                2.0%
            Three months ended September 30, 2003                 5               70.0                1.0%
            Year ended December 31, 2003                          5               70.0                1.0%

                                                                ECI Telecom Ltd.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5 - SHAREHOLDERS' EQUITY (CONT'D)

      2.    FAIR VALUE METHOD (CONT'D)

      B. Had the compensation expenses for stock options granted under the Company's stock option plans been determined based on fair value at the grant dates consistent with the method of SFAS 123, the Company's net loss and net loss per share would have been as follows:

                                           NINE MONTHS ENDED                   THREE MONTHS ENDED                 YEAR ENDED
                                     --------------------------------     --------------------------------    --------------
                                       SEPTEMBER 30      SEPTEMBER 30       SEPTEMBER 30      SEPTEMBER 30       DECEMBER 31
                                               2004              2003               2004              2003              2003
                                     --------------    --------------     --------------    --------------    --------------
                                        (UNAUDITED)       (UNAUDITED)        (UNAUDITED)       (UNAUDITED)         (AUDITED)
                                     --------------    --------------     --------------    --------------    --------------
                                     $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS    $ IN THOUSANDS    $ IN THOUSANDS
                                     --------------    --------------     --------------    --------------    --------------
         Net income (loss)
         As reported                         1,263           (57,450)             6,016           (14,652)          (71,040)
         Add: Stock based
          employee
          compensation
          expenses included
          in reported net
          income, net of
          related tax effects                1,562             2,379                142             1,190             3,568

         Deduct: Total
          stock-based
          employee
          compensation
          expenses
          determined under
          fair value based
          method for all
          awards, net of
          related tax effects               (7,801)          (25,407)            (2,812)           (5,782)          (23,450)
                                     --------------    --------------     --------------    --------------    --------------

         Pro forma net loss                 (4,976)          (80,478)             3,346           (19,246)          (90,922)
                                     ==============    ==============     ==============    ==============    ==============

         Basic earnings
          (loss) per share ($)
         As reported                          0.01             (0.53)              0.06             (0.14)            (0.66)
         Pro forma                           (0.04)            (0.75)              0.03             (0.18)            (0.84)

         Diluted earnings
          (loss) per share ($)
         As reported                          0.01             (0.53)              0.05             (0.14)            (0.66)
         Pro forma                           (0.04)            (0.75)              0.03             (0.18)            (0.84)

                                                                ECI Telecom Ltd.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 6 - MATERIAL EVENTS IN THE CURRENT PERIOD

      A.    ECTEL

      1. On February 9, 2004, ECtel, then a subsidiary of the Company, signed a definitive agreement to sell its Government Surveillance business to Verint Systems Inc. for $ 35 million in cash. According to the terms of the transaction, ECtel transferred to Verint various assets and liabilities relating to its Government Surveillance business and undertook certain commitments to Verint. ECtel recorded during the first quarter of 2004 in respect of this transaction a gain of $24.2 million (see Note 8B)

      2. On March 9, 2004, the Board of Directors of ECI decided, in principle, that ECI would distribute 7.6 million of its shares in ECtel Ltd. to ECI's shareholders.

            On April 28, 2004, after the Company obtained court approval and the consent of its banks, the Board of Directors declared a distribution of 7.6 million shares of ECtel to the Company's shareholders of record on May 5, 2004. The shares were distributed on May 10, 2004 (see also Note 8C). Before distribution, ECI held approximately 10.5 million, or 58%, of ECtel's shares. After distribution of the shares, ECI holds approximately 16% of ECtel's outstanding shares.

            Following the distribution of ECtel and in order to preserve the intrinsic value of outstanding stock options of the Company under the stock option plans, the Company adjusted the price of the options and, in certain instances, granted additional stock options to the holders.

            The undistributed shares of ECtel are presented as available for sale investment. Furthermore, at the end of the second quarter, the Company recorded a loss from a permanent decline in value of the shares of ECtel in an amount of $ 2,469 thousand.

      B.    RESTRUCTURING EXPENSES

      Following the Company's Board of Director's decision to focus on its two core activities, in the first quarter, the Company recorded $ 2.6 million in restructuring expenses associated with the completion of reorganization plan and the integration of Lightscape Optical Networks and Enavis Networks into the Optical Networks Division. The expenses were due to abandonment of several leased buildings.

NOTE 7 - LEGAL PROCEDURES

      A. In October 1997, an investigation was commenced by the Israeli Comptroller of Restrictive Trade Practices (hereinafter - "comptroller") regarding alleged price fixing and non-competitive practices among TTL, Tadiran and Telrad Telecommunications and Electronics Industries Ltd., a subsidiary of Koor (Koor is a significant shareholder of the Company and Tadiran). Pursuant to the Restrictive Trade Practices Law - 1988, a fine may be levied against an entity or person violating the law. In addition, violators may be liable for damages that are proven as a result of their violation.

            In the 1999 merger agreement between the Company and Tadiran, Tadiran had agreed to indemnify the Company for damages above $6 million.

            In the third quarter of 2004, the Company was informed that the comptroller has ceased the investigation without taking any action against the company. Accordingly, a provision in the amount of $6 million that was recorded at the acquisition of TTL was reversed and recorded as other income.

                                                                ECI Telecom Ltd.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 7 - LEGAL PROCEDURES (CONT'D)

      A.    (CONT'D)

            In September 2004, a claim was filed against Bezeq (Israel's national telecommunications provider), Koor, TTL, Tadiran and Telrad in the District Court of Tel Aviv-Jaffa. Attached to the claim was a request for certification thereof as a class action, brought in the name of all Bezeq customers against the aforesaid companies, including the company, in an amount of $ 380 million.

            Management of the company believes, in light of the advice of its legal counsel, that a provision in the amount of $2.5 million, which is included in the financial statements for the third quarter of 2004, in respect thereof, is appropriate and sufficient at this time. Further legal analysis is being carried out.

      B.    SCI

            In December 1999, an agreement was signed with SCI Systems Ltd. ("SCI") for the sale of a plant (known as Shemer), which manufactures electronic components. SCI is one of the largest manufacturers of electronic components in the world. As part of the agreement, SCI will, for several years to come, be the subcontractor for part of the manufacturing activities of the Company, on a cost plus basis.

            The Company is in dispute with SCI as to the interpretation of certain aspects of the agreement, such as volume commitments; discount terms for large orders; the minimum size of orders; timing; untimely payments etc. The dispute was referred to an arbitrator in April 2003 and the subcontractor submitted claims in an aggregate amount of $ 29.9 million.

            The Company rejected the allegations made against it and already filed its defense statement. The Company also filed a claim against the subcontractor in an amount of at least $ 49.9 million or alternatively $ 43.3 million.

            SCI filed its answer to the counter-claim and a motion to strike several of The Company's claims. On March 24, 2004, the company filed its response to SCI's motion to strike several of the Company's claims

            In an arbitration hearing that took place on September 20, 2004, SCI accepted the arbitrator's recommendation to rescind their motion to strike several of the Company's claims. In the meantime, the parties appointed an independent mediator in an additional attempt to settle this dispute. The mediator held several meetings with the parties (jointly and separately) and has proposed a mechanism for settling the dispute, according to which only the principal claims of each party selected by the mediator will be taken into account. The parties have not yet advised the mediator of their respective decisions regarding the proposed mechanism.

            In the opinion of the Company's legal counsel, since the defense arguments of SCI have not yet been thoroughly studied and the inquiries regarding the facts relating to the allegations have not yet been completed, it is not possible, at this early stage of the proceedings, to evaluate the chances of the Company's claim as well as the chances of SCI's claim.

            In the opinion of Management, the arbitrator's decision will not have a material adverse effect on the Company's financial position or results of its operations.

                                                                ECI Telecom Ltd.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 8 - DISCONTINUED OPERATIONS

      A. During the third quarter of 2002, the Company's Board of Directors decided on a plan to sell the operations of the InnoWave segment, which specialized in development of solutions for broadband wireless access to communications networks.

            In April 2003, the Company signed an agreement with Alvarion to sell the InnoWave operation. The total value of the transaction was approximately $ 20 million, consisting of a cash consideration paid by Alvarion and the cash balances withdrawn by ECI at closing. In addition, Alvarion granted warrants to purchase 200,000 Alvarion shares over a period of five years at an exercise price of $ 3 per share (of which, warrants to purchase 50,000 were transferred to certain key employees of InnoWave transferred to Alvarion).

            In the first quarter, the Company sold all the shares it had obtained from exercising the aforementioned warrants. The gain from the sale of the shares amounted to $ 1.5 million.

      B. During 2003, ECtel's Board of Directors decided on a plan to sell the operations of the Government surveillance business of ECtel, which provides telecommunication monitoring needs to government agencies.

            The Company found a purchaser for the Government segment, and in February 2004 signed a definitive agreement with him (see Note 6A
            (1)).

      C. In May 2004, the Company distributed 7.6 million shares of ECtel to its shareholders. After the distribution of the shares , ECI holds approximately 16% of ECtel's outstanding shares. Accordingly, the result of ECtel for all periods reported were reclassified to one line in the statement of operations following the result from continuing operations (see Note 6A (2)).

                                                                ECI Telecom Ltd.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 8 - DISCONTINUED OPERATIONS (CONT'D)

      C.    (CONT'D)

            Set forth below is the details of the assets and liabilities of the discontinued operation on December 31, 2003:

                                                                    DECEMBER 31
                                                                           2003
                                                                 --------------
                                                                 $ IN THOUSANDS
                                                                 --------------

            Assets relating to discontinued segments*
            -----------------------------------------
            Cash and cash equivalents                                   18,964
            Short-term investments                                      11,006
            Trade and other receivables                                 32,862
            Prepaid expenses                                               456
            Work in progress                                             7,175
            Inventory                                                    6,442
            Long-term deposits and marketable securities                 6,604
            Property, plant and equipment                                5,589
            Other assets                                                   589
            Goodwill and other intangible assets, net                   11,056
                                                                 --------------

                                                                       100,743
                                                                 ==============

                                                                    DECEMBER 31
                                                                           2003
                                                                 --------------
                                                                 $ IN THOUSANDS
                                                                 --------------

            Liabilities relating to discontinued segments*
            ----------------------------------------------
            Trade payables                                               5,681
            Other payables and accrued liabilities                      18,128
            Liability for employee severance benefits, net                 567

            Minority interests                                          36,218
                                                                 --------------

                                                                        60,594
                                                                 ==============

      * The assets and liabilities as of December 31, 2003 related to the discontinued ECtel segment.

      Set forth below are the results of operations of the discontinued segments

                                           NINE MONTHS ENDED                   THREE MONTHS ENDED                 YEAR ENDED
                                     --------------------------------     --------------------------------    --------------
                                       SEPTEMBER 30      SEPTEMBER 30       SEPTEMBER 30      SEPTEMBER 30       DECEMBER 31
                                               2004              2003               2004              2003              2003
                                     --------------    --------------     --------------    --------------    --------------
                                        (UNAUDITED)       (UNAUDITED)        (UNAUDITED)       (UNAUDITED)         (AUDITED)
                                     --------------    --------------     --------------    --------------    --------------
                                     $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS    $ IN THOUSANDS    $ IN THOUSANDS
                                     --------------    --------------     --------------    --------------    --------------
         Revenues                            3,948            38,779                 --            10,034            44,697
         Expenses                         * (7,851)          (58,287)                --           (16,750)          (71,014)
                                     --------------    --------------     --------------    --------------    --------------

         Net results                        (3,903)          (19,508)                --            (6,716)          (26,317)
                                     ==============    ==============     ==============    ==============    ==============

      * Including loss from disposition of $ 3,681 thousand.

                                                                ECI Telecom Ltd.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 9 - SEGMENT REPORTS

      1.    SEGMENT ACTIVITIES DISCLOSURE:

      Segment information is presented in accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". This standard is based on a management approach, which requires segmentation based upon the Company's internal organization and internal financial reports to the management. The Company's internal financial reporting systems present various data for management to run the business, including profit and loss statements (P&L).

      2.    OPERATIONAL SEGMENT DISCLOSURE:

      The following financial information is the information that management uses for analyzing the business results. The figures are presented as presented to management.

                                                                     NINE MONTHS ENDED SEPTEMBER 30, 2004
                                                    ---------------------------------------------------------------------
                                                           OPTICAL         BROADBAND
                                                          NETWORKS            ACCESS              OTHER      CONSOLIDATED
                                                    --------------    --------------     --------------    --------------
                                                       (UNAUDITED)       (UNAUDITED)        (UNAUDITED)       (UNAUDITED)
                                                    --------------    --------------     --------------    --------------
                                                    $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS    $ IN THOUSANDS
                                                    --------------    --------------     --------------    --------------
      Revenues                                            182,029           153,065             21,934           357,028
                                                    ==============    ==============     ==============    ==============

      Operating profit (loss)                                 312            14,949             (7,851)            7,410
                                                    ==============    ==============     ==============    ==============

                                                                    NINE MONTHS ENDED SEPTEMBER 30, 2003 (*)
                                                    ---------------------------------------------------------------------
                                                           OPTICAL         BROADBAND
                                                          NETWORKS            ACCESS              OTHER      CONSOLIDATED
                                                    --------------    --------------     --------------    --------------
                                                       (UNAUDITED)       (UNAUDITED)        (UNAUDITED)       (UNAUDITED)
                                                    --------------    --------------     --------------    --------------
                                                    $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS    $ IN THOUSANDS
                                                    --------------    --------------     --------------    --------------
      Revenues                                            129,066           135,690             24,752           289,508
                                                    ==============    ==============     ==============    ==============

      Operating profit (loss)                             (28,490)           12,065            (13,532)          (29,927)
                                                    ==============    ==============     ==============    ==============

                                                                     THREE MONTHS ENDED SEPTEMBER 30, 2004
                                                    ---------------------------------------------------------------------
                                                           OPTICAL         BROADBAND
                                                          NETWORKS            ACCESS              OTHER      CONSOLIDATED
                                                    --------------    --------------     --------------    --------------
                                                       (UNAUDITED)       (UNAUDITED)        (UNAUDITED)       (UNAUDITED)
                                                    --------------    --------------     --------------    --------------
                                                    $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS    $ IN THOUSANDS
                                                    --------------    --------------     --------------    --------------
      Revenues                                             68,779            54,400              5,297           128,476
                                                    ==============    ==============     ==============    ==============

      Operating profit (loss)                               2,223             6,353             (2,142)            6,434
                                                    ==============    ==============     ==============    ==============

                                                                ECI Telecom Ltd.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 9 - SEGMENT REPORTS (CONT'D)

      2.    OPERATIONAL SEGMENT DISCLOSURE: (CONT'D)

                                                                  THREE MONTHS ENDED SEPTEMBER 30, 2003 (*)
                                                    ---------------------------------------------------------------------
                                                           OPTICAL         BROADBAND
                                                          NETWORKS            ACCESS              OTHER      CONSOLIDATED
                                                    --------------    --------------     --------------    --------------
                                                       (UNAUDITED)       (UNAUDITED)        (UNAUDITED)       (UNAUDITED)
                                                    --------------    --------------     --------------    --------------
                                                    $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS    $ IN THOUSANDS
                                                    --------------    --------------     --------------    --------------
      Revenues                                             47,015            40,307              7,207            94,529
                                                    ==============    ==============     ==============    ==============

      Operating profit (loss)                              (6,767)            2,301             (3,207)           (7,673)
                                                    ==============    ==============     ==============    ==============

                                                                        YEAR ENDED DECEMBER 31, 2003 (*)
                                                    ---------------------------------------------------------------------
                                                           OPTICAL         BROADBAND
                                                          NETWORKS            ACCESS              OTHER      CONSOLIDATED
                                                    --------------    --------------     --------------    --------------
                                                       (UNAUDITED)       (UNAUDITED)        (UNAUDITED)       (UNAUDITED)
                                                    --------------    --------------     --------------    --------------
                                                    $ IN THOUSANDS    $ IN THOUSANDS     $ IN THOUSANDS    $ IN THOUSANDS
                                                    --------------    --------------     --------------    --------------
      Revenues                                            177,706           182,290             32,571           392,567
                                                    ==============    ==============     ==============    ==============

      Operating profit (loss)                             (37,196)           15,950            (10,959)          (32,205)
                                                    ==============    ==============     ==============    ==============

      (*) Reclassified as a result of discontinued operation - (see Note 8).

NOTE 10 - RELEVANT RECENTLY ENACTED ACCOUNTING STANDARDS

      A. In November 2003, the FASB ratified the consensus reached by the Task Force on EITF Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments" ("EITF 03-1") regarding disclosures for certain SFAS 115 investment securities and investments accounted for under SFAS
            124. In March 2004, the FASB ratified other consensus reached by the Task Force on EITF 03-1. The objective of EITF 03-1 is to provide guidance on determining when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss. The guidance also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. In September 2004, the FASB issued FASB Staff Position ("FSP") EITF Issue 03-1-1 that delays the effective date for the measurement and recognition guidance included in EITF 03-1. The FASB recently announced that it intends on reconsidering in its entirety EITF 03-1 and all other guidance on disclosing, measuring, and recognizing other-than-temporary impairments of debt and equity securities. Until new guidance is issued, companies must continue to comply with the disclosure requirements of EITF 03-1 and all relevant measurement and recognition requirements in other accounting literature.

                                                                ECI Telecom Ltd.

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 10 - RELEVANT RECENTLY ENACTED ACCOUNTING STANDARDS (CONT'D)

      B. In March 2004, the FASB issued an Exposure Draft, "Share-Based Payment," that addresses the accounting for share-based payment transactions in which employee services are received in exchange for either equity instruments of the Company, liabilities that are based on the fair value of the Company's equity instruments or that may be settled by the issuance of such equity instruments. The proposed standard would eliminate the ability to account for share-based compensation transactions using the intrinsic value method as prescribed in APB Opinion No. 25, "Accounting for Stock Issued to Employees". Instead, the proposed standard would generally require that such transactions be accounted for using a fair-value-based method and that compensation expense be recognized in the statement of operations. The currently proposed effective date of the proposed standard is for periods beginning after June 15, 2005. It is expected that the final standard will be issued before December 31, 2004. If the FASB adopts this Exposure Draft, as currently drafted, the Company will have to recognize the fair value of the stock based compensation in the statement of operations rather than disclosing the pro forma impact of the stock based compensation as the Company currently discloses in Note 5.

      C. In November 2004, the FASB issued FASB Statement No. 151, Inventory Costs, an amendment to ARB 43, Chapter 4 (SFAS 151). The amendment made by SFAS 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) should be recognized as current-period charges, and also require the allocation of fixed production overhead to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The provision of SFAS 151 should be applied prospectively. The Company is currently evaluating the possible implications SFAS 151 may have on its financial statements.

NOTE 11 - SUBSEQUENT EVENTS

      On November 11, 2004 the Company signed an agreement to reschedule debt repayment of a Brazilian customer to the Company and other vendors. The agreement is based on the principles of the advanced discussions mentioned in Note 4(C)(3) of the annual financial statements as at December 31, 2003.

      The closing of the agreement, which is subject to a number of conditions being satisfied, is scheduled to take place on December 20, 2004. These conditions include, among others, the approval of Brazil's Central Bank and the repayment to the Company of the sum of $5.4 million. Under the terms of this agreement, the balance of the principal and interest due to the Company will be rescheduled to be paid from 2005 through 2013.


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